Exhibit 99.1

QUADRANGLE GP INVESTORS LP

By: Quadrangle GP Investors LLC, as its
General Partner

By: /s/ Michael Huber Date: June 21, 2006
Name: Michael Huber
Title: Managing Member

QUADRANGLE CAPITAL PARTNERS LP

By: Quadrangle GP Investors LP, as its
General Partner

By: Quadrangle GP Investors LLC, as its
General Partner

By: /s/ Michael Huber Date: June 21, 2006
Name: Michael Huber
Title: Managing Member

QUADRANGLE CAPITAL PARTNERS-A LP

By: Quadrangle GP Investors LP, as its
General Partner

By: Quadrangle GP Investors LLC, as its
General Partner

By: /s/ Michael Huber Date: June 21, 2006
Name: Michael Huber
Title: Managing Member

QUADRANGLE SELECT PARTNERS LP

By: Quadrangle GP Investors LP, as its
General Partner

By: Quadrangle GP Investors LLC, as its
General Partner

By: /s/ Michael Huber Date: June 21, 2006
Name: Michael Huber
Title: Managing Member